Exhibit 99.1

Alcentra Capital Corporation Announces Fourth Quarter and Fiscal Year 2018 Financial Results

NEW YORK, March 11, 2019 /PRNewswire/ --Alcentra Capital Corporation (NASDAQ: ABDC) ("ABDC" or the "Company"), a provider of debt financing solutions to middle-market companies based primarily in the United States, today announced its financial results for the fourth quarter of 2018.

Fourth Quarter and Fiscal Year 2018 Highlights

•	Total investment income of $7.0 million for the quarter and $29.0 million for the year ended December 31, 2018

•	Net investment income of $3.7 million, or $0.27 per share, for the quarter and $13.9 million, or $1.01 per share, for the year ended December 31, 2018

•	Invested $27.8 million of capital into two new portfolio companies and one add-on investment during the fourth quarter

•	Received proceeds from repayments, loan dispositions and amortizations on investments of $64.4 million during the fourth quarter

•	Net asset value of $145.8 million, or $11.13 per share

•	Weighted average debt portfolio yield of approximately 11.0%

•	Repurchased 411,939 shares during the quarter as part of the share repurchase program authorized on November 5, 2018; repurchased approximately 7.9% of shares outstanding since January 1, 2018

Vijay Rajguru, Chairman and Chief Executive Officer of the Company, stated, "We have made significant progress this quarter towards rotating our portfolio into our new strategy and continued to make accretive repurchases of our shares under our buyback program. In addition, we are delighted to announce that Suhail Shaikh has been appointed as Chief Executive Officer and that Peter Glaser will continue as sole President of the Company. We believe this is the right time for these transitions, as both Suhail and Peter have been instrumental in rotating the legacy assets into our new strategy and in leading the investment team. Moving forward, I will remain Chairman of the Board, and will continue to provide strategic direction to the Company."

"In addition to serving as President, Peter will also be taking over as Co-Head of our European Direct Lending effort, where he will work closely with Suhail, who will continue to lead our Direct Lending business in the US. We believe that these management changes will improve coordination between our European and US direct lending teams and accelerate the growth of the Company's rotation to larger middle-market, private-equity-backed transactions."

Fourth Quarter 2018 Financial Results

For the three months ended December 31, 2018, total investment income was $7.0 million, a decrease of $1.2 million from the $8.2 million of total investment income for the three months ended December 31, 2017. This decrease was due primarily to the continued transition of the portfolio to senior secured loans. For the three months ended December 31, 2018, interest and PIK income comprised $6.2 million and other non-recurring income was $0.8 million. Net investment income for the three months ended December 31, 2018 was $3.7 million, or $0.27 per share, as compared to $4.0 million, or $0.28 per share, for the three months ended December 31, 2017.

For the three months ended December 31, 2018, total net expenses were $3.3 million, a decrease of $0.9 million from the $4.2 million of total net expenses for the three months ended December 31, 2017. Net expenses decreased primarily due to the management fee reduction and temporary waiver that commenced in May of 2018. The base net management fee was $0.8 million and there was a reversal of previously earned incentive fees of $0.4 million. For the three months ended December 31, 2018, professional fees and other general and administrative expenses totaled $1.1 million, an increase of $0.3 million from December 31, 2017. The increase was due primarily to professional and consulting fees.

For the three months ended December 31, 2018, ABDC recorded a net realized loss and net change in unrealized appreciation from portfolio investments of $2.6 million after the provision for taxes. As a result, the Company's net increase in net assets resulting from operations was $1.1 million for the three months ended December 31, 2018, after the provision for taxes.

Portfolio and Investment Activities

As of December 31, 2018, the fair value of ABDC's investment portfolio totaled $234.8 million and consisted of 30 investments including 28 companies, 1 broadly syndicated loan, and 1 rated debt security in a CLO. The average portfolio investment size on a cost and fair market basis was $8.7 million and $6.9 million, respectively. The Company received proceeds from repayments, loan dispositions, and amortizations on investments of $64.4 million during the three months ended December 31, 2018.

New and add-on investments totaling $27.8 million during the quarter ended December 31, 2018 included the following:

•	Impact Group – A first lien term loan ($12.9 million) and a delayed draw facility ($7.1 million) at L + 6.5%. Impact Group is a sales and marketing agency which provides outsourced sales, marketing and merchandising services to consumer packaged-goods companies.

•	Sandvine – A $4.5 million second lien term loan at L + 8.00%. Sandvine is a leading provider of active network intelligence solutions for network operators and enterprises globally.

•	Epic Healthcare staffing– a draw on their revolver of $3.3 million.

As of December 31, 2018, ABDC had one debt investment (Southern Technical Institute, Inc.) on non-accrual status.

A risk rating of the portfolio companies is available in ABDC's website presentation (https://investors.alcentracapital.com/events-presentations) and in the MD&A section of the Form 10-K for the quarter ended December 31, 2018 filed with the SEC.

Liquidity and Capital Resources

At December 31, 2018, ABDC had $11.0 million in cash and cash equivalents, $28.5 million of borrowings outstanding on its $115 million senior secured revolving credit facility and $55.0 million outstanding of Alcentra Capital InterNotes.

Subsequent Events

•	On January 3, 2019, the Company paid a dividend to shareholders of record as of December 29, 2018 of $0.18 per share.

•	On January 15, 2019, the Company funded $5.0 million of the second lien loan for Cambium Learning Group, Inc. at L + 8.5%.

•	On January 31, 2019, Epic Healthcare Staffing Intermediate Holdco, LLC repaid $3.6 million of its revolver with the Company.

•	On February 4, 2019, the Company funded $2.4 million to Aegis Toxicology Sciences Corporation, a first lien loan at L + 5.5%.

•	On February 8, 2019, Tunnel Hill (FKA City Carting) repaid its escrow shares for $0.8 million.

•	On February 8, 2019, FST Technical Services, LLC repaid its debt and equity for $13.6 million (consisting of the principal amount of $13.4 million plus accrued interest) and $3.1 million, respectively.

•	On February 11, 2019, VVC Holding Corp. repaid its debt plus accrued interest in the amount of $6.0 million, plus a prepayment penalty of $0.1 million.

•	On March 4, 2019, ABDC was allocated a $3.0 million position in the first lien loan at L + 4.5%, and a $2.0 million position in the second lien loan at L + 8.5%, for Institutional Shareholder Services Inc. The second lien loan was funded on March 8, 2019.

•	On March 11, 2019, the Company's Board of Directors approved the 2019 first quarter dividend of $0.18 per share, payable on April 4, 2019 to stockholders of record as of March 29, 2019.

•	From January 1, 2019 through March 11, 2019, the Company repurchased an additional 229,729 shares under its share repurchase program; since January 1, 2018 the Company has repurchased approximately 9.5% of the shares outstanding.

•	Effective March 12, 2019, ABDC's Board of Directors appointed Suhail A. Shaikh, a Co-President of the Company, to serve as Chief Executive Officer of the Company. Vijay Rajguru will continue to serve the Company as Chairman of ABDC's Board of Directors. In connection with Mr. Shaikh's appointment as Chief Executive Officer, Peter Glaser will continue to serve as the Company's sole President.

Fourth Quarter 2018 Financial Results Conference Call

Management will host a conference call to discuss the Company's operating and financial results at 9:00 am ET on March 12, 2019. To participate in the conference call, please dial (844) 832-0218 approximately 10 minutes prior to the call. International callers should dial (484) 756-4314. Please reference conference ID 1599342#.

A live webcast of the conference call will be available at http://investors.alcentracapital.com/events-presentations. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

An archived webcast replay will be available on the Company's website until March 12, 2020.

ABOUT ALCENTRA CAPITAL CORPORATION

Alcentra Capital Corporation provides customized debt and equity financing solutions to middle-market companies, which the Company generally defines as U.S. based companies having between $15.0million and$75.0 millionof EBITDA. Alcentra Capital's investment objective is to provide attractive risk-adjusted returns by generating current income from its debt investments. Alcentra Capital seeks to partner with business owners, management teams and financial sponsors by providing customized financing for change of ownership transactions, recapitalizations, strategic acquisitions, business expansion and other growth initiatives.

Alcentra Capital is an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. In addition, for tax purposes, Alcentra Capital has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute "forward-looking statements," which relate to future events or the Company's future performance or financial condition. These statements are basedon management's current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry, arenot guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 11, 2019 and in the Company's other filings made with the SEC from time to time.In addition, there is no assurance that the Company will purchase additional shares at any specific discount levels or in any specific amounts. There is no assurance that the market price of the Company's shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that the repurchase plan will enhance stockholder value over the long term.The Company undertakes no duty to update any forward-looking statement made herein, unless required to do so by law. All forward-looking statements speak only as of the date of this press release.

Alcentra Capital Corporation and Subsidiary

Consolidated Statements of Assets and Liabilities

	As of December 31,2018	As of December 31,2017
Assets
Portfolio investments, at fair value
Non-controlled, non-affiliated investments, at fair value (cost of $212,280,172 and$265,675,598, respectively)	$205,411,779	$252,325,403
Non-controlled, affiliated investments, at fair value (cost of $26,385,612 and $51,734,635, respectively)	12,980,016	19,972,905
Controlled, affiliated investments, at fair value (cost $15,212,562 and $15,806,301,respectively)	16,406,021	15,256,237
Cash	11,049,499	13,882,956
Dividends and interest receivable	454,883	1,942,300
Receivable for investments sold	644,733	669,733
Deferred financing costs	1,366,393	514,241
Deferred tax asset	5,385,694	4,934,962
Income tax asset		748,408
Prepaid expenses and other assets	79,410	79,005
Total Assets	$253,778,428	$310,326,150

Liabilities
Credit facility payable	$28,536,441	$89,703,273
Notes payable (net of deferred note offering costs of $855,433 and $1,252,165,respectively)	54,144,567	53,747,835
Payable for investments purchased	18,550,000
Other accrued expenses and liabilities	535,096	447,589
Directors' fees payable	36,125	68,917
Professional fees payable	554,173	548,455
Interest and credit facility expense payable	1,069,139	1,248,791
Management fee payable	765,659	1,265,172
Income-based incentive fees payable	890,796	1,294,985
Distributions payable	2,433,102	3,561,305
Unearned structuring fee revenue	81,643	725,653
Income tax liability	379,155
Total Liabilities	$107,975,896	$152,611,975

Commitments and Contingencies (Note 12)

Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized, 13,105,295and 14,222,945 shares outstanding, respectively)	13,105	14,223
Additional paid-in capital	198,594,662	206,570,701
Distributable earnings (accumulated loss)	(52,805,235)	(48,870,749)
Total Net Assets	145,802,532	157,714,175
Total Liabilities and Net Assets	$253,778,428	$310,326,150

Net Asset Value Per Share	$11.13	$11.09

Investment Income:	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	For the year ended December 31, 2018	For the year ended December 31, 2017
From non-controlled, non-affiliated investments:
Interest income from portfolio investments	$5,450,756	$5,350,763	$22,735,612	$23,917,956
Paid in-kind income from portfolio investments	151,844	279,585	504,139	1,156,486
Other income from portfolio investments	738,206	653,286	2,951,990	2,228,104
Dividend income from portfolio investments	30,756	83,853	123,024	171,083
From non-controlled, affiliated investments:
Interest income from portfolio investments	40,790	381,220	306,204	1,318,924
Paid in-kind income from portfolio investments	96,676	834,245	406,622	2,209,418
From controlled, affiliated investments:
Interest income from portfolio investments	470,357	445,642	1,940,389	1,665,409
Paid in-kind income from portfolio investments	-	172,837	-	684,129
Total investment income	6,979,385	8,201,431	28,967,980	33,351,509
Expenses:
Management fees	918,791	1,265,171	4,133,136	4,975,349
Income-based incentive fees	(360,384)	-	(404,189)	638,244
Professional fees	536,378	386,618	1,632,155	1,248,715
Valuation services	73,345	103,345	205,624	314,432
Interest and credit facility expense	1,503,203	1,845,488	6,649,567	6,434,924
Amortization of deferred financing costs	221,019	106,292	546,157	912,710
Directors' fees	128,057	86,919	428,161	341,680
Insurance expense	57,075	57,233	226,658	239,048
Amortization of deferred note offering costs	95,293	158,214	438,732	473,768
Consulting fees	120,031	-	655,923	-
Other expenses	148,723	147,378	959,306	778,920
Total expenses	3,441,531	4,156,658	15,471,230	16,357,790
Waiver of management fees	(153,132)	-	(419,640)	(1,330,420)
Net expenses	3,288,399	4,156,658	15,051,590	15,027,370
Net investment income	3,690,986	4,044,773	13,916,390	18,324,139

Realized Gain (Loss) and Net Change in Unrealized Appreciation(Depreciation) From Portfolio Investments
Net realized gain (loss) on:
Non-controlled, non-affiliated investments	(700,353)	62,165	(10,862,366)	(11,434,891)
Non-controlled, affiliated investments	(14,376,283)	(72,164)	(24,543,812)	-
Foreign Currency transactions	46,940	-	46,940	-
Net realized gain (loss) from portfolio investments	(15,029,696)	(9,999)	(35,359,238)	(11,434,891)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	246,074	(2,217,008)	6,481,802	(4,593,273)
Non-controlled, affiliated investments	10,754,262	(12,977,585)	18,356,134	(24,121,074)
Controlled, affiliated investments	1,522,619	(360,522)	1,743,523	115,477
Foreign Currency translation	-	-	(64,288)	-
Net change in unrealized appreciation (depreciation) from portfolio investments and foreign currency translation	12,522,955	(15,555,115)	26,517,171	(28,598,870)
Benefit/(Provision) for taxes on unrealized gain/(loss) on investments	20,224	(1,847,929)	447,809	2,607,880
Net realized gain (loss) and net change in unrealized appreciation(depreciation) from portfolio investments	(2,550,805)	(17,413,043)	(8,394,258)	(37,425,881)
Net Increase in Net Assets Resulting from Operations	$1,140,181	$(13,368,270)	$5,522,132	$(19,101,742)

Per common share data:
Net Investment income per share	0.27	0.28	1.01	1.32
Earnings (Loss) per share	0.08	(0.94)	0.40	(1.37)

Weighted Average Shares of Common Stock Outstanding	13,440,660	14,235,806	13,721,109	13,928,869

CONTACT: Vijay Rajguru,Chief Executive Officer, Alcentra Capital, 212 922-4215, or Ellida McMillan, Chief Financial Officer, Alcentra Capital, 212 922-6644